UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  February 24, 2012

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

On February 24, 2012, Tanger Properties Limited Partnership (the "Operating Partnership"), a majority owned subsidiary of Tanger Factory Outlet Centers, Inc. (the “Company”) closed on a $250.0 million seven-year, unsecured bank term loan. Based on the Operating Partnership's current credit ratings, the loan bears interest at LIBOR plus 180 basis points. The facility matures February 24, 2019, and is prepayable without penalty beginning February 24, 2015. The syndication facility was arranged by Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Bank Securities, LLC, SunTrust Robinson Humphrey, Inc., and PNC Capital Markets LLC, as Joint Lead Arrangers, SunTrust Bank and PNC Bank, National Association, as Co-Syndication Agents, Regions Bank, as Documentation Agent and Well Fargo Securities, LLC, as Sole Bookrunner.

The proceeds from the offering were used to partially repay the Operating Partnership's unsecured revolving lines of credit. The description of the term loan agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2012, the Company and its Operating Partnership, entered into an amended and restated employment agreement (the “Employment Agreement”) with Steven B. Tanger. The Employment Agreement amends and restates Mr. Tanger's existing employment agreement in its entirety, effective as of January 1, 2012 (the “Effective Date”).

Pursuant to the Employment Agreement, Mr. Tanger shall continue to serve as President and Chief Executive Officer of the Company and, if elected or appointed, a member of the Board of Directors of the Company through January 1, 2017 (the Effective Date through such date, the “Contract Term”). During 2012, Mr. Tanger will be paid an annual base salary of $800,000. Thereafter, beginning in 2013, Mr. Tanger's annual base salary will be determined by the Board of Directors of the Company, but may not, without Mr. Tanger's consent, be less than his annual base salary in the prior year. Mr. Tanger may also be eligible to receive an annual incentive bonus, including, under the Company's Amended and Restated Incentive Award Plan.

Pursuant to the Employment Agreement, the Company granted to Mr. Tanger certain equity awards on February 28, 2012. Such equity awards consist of (1) forty-five thousand (45,000) fully-vested common shares of the Company (“Common Shares”), (2) ninety thousand (90,000) restricted Common Shares subject to time vesting (“Time Vesting Shares”) and (3) ninety thousand (90,000) restricted Common Shares subject to performance vesting (“Performance Vesting Shares”). The Time Vesting Shares will vest, subject to Mr. Tanger's continued employment, at the rate of twenty percent (20%) per year with the first shares vesting on January 1, 2013 and an additional twenty percent (20%) vesting on each anniversary of the Effective Date thereafter until the Time Vesting Shares are fully vested. The Performance Vesting Shares will become vested in equal installments on the 90th day following the end of each of the five calendar years during the Contract Term (each, a “Performance Year”) if (A) Mr. Tanger remains in continuous employment to the last day of the Performance Year and (B) the Company's total shareholder return for such Performance Year was 8% or more. Further, if any portion of the Performance Vesting Shares remains unvested as of the end of the fifth Performance Year, such shares will vest if the Company has attained a cumulative total shareholder return for the five Performance Years equal to or greater than forty percent (40%).

All unvested Time Vesting Shares will also fully vest upon termination of Mr. Tanger's employment due to death or Disability, as such term is defined in the Employment Agreement, his resignation for Good Reason, as such term is defined in the Employment Agreement, termination by the Company of his employment other than for Cause, as such term is defined in the Employment Agreement or the occurrence of a Change of Control, as such term is defined in the Employment Agreement. All unvested Performance Vesting Shares will also fully vest upon termination of Mr. Tanger's employment due to death or Disability, as such term is defined in the Employment Agreement, or the occurrence of a Change of Control, as such term is defined in the Employment Agreement.

During the Contract Term and for ninety (90) days thereafter, the Company will also provide Mr. Tanger with term life insurance coverage under a policy or policies in the face amount of $5 million and, in the event of termination of employment prior to the end of the Contract Term (other than for Cause or without Good Reason), the Company will pay to Mr. Tanger (or the relevant insurer) an amount equal to the premiums required to maintain such policy or policies through the end of the Contract Term.

If Mr. Tanger's employment is terminated without Cause or for Good Reason, as those terms are defined in the Employment Agreement, Mr. Tanger will, subject to execution and non-revocation of a release in favor of the Company and its affiliates, receive (1) a lump sum payment equal to three-hundred percent (300%) of the sum of (a) his annual base salary and (b) the greater of (i) his annual bonus for the year immediately preceding the year of termination and (ii) the average of his annual bonuses, if any, earned in the three (3) years immediately preceding the year of termination, and (2) continued participation in the employee benefit plans of the Company or the Partnership through the end of the Contract Term.

If Mr. Tanger's employment is terminated due to death or Disability, Mr. Tanger will receive (1) a lump sum payment equal to the amount of annual base salary to which he would have been entitled through the end of the Contact Term and (2) an amount equal to his annual bonus for the year of termination, prorated based on the number of days of employment in such year.

If Mr. Tanger's employment is terminated due to non-renewal of the Contract Term, Mr. Tanger shall continue to provide consulting services to the Company for one (1) year following the end of the Contract Term and shall continue to receive an amount equal to his annual base salary during such one (1)-year period as compensation for his services. In addition, upon such a termination, all outstanding stock incentive awards held by Mr. Tanger that are not performance-based shall fully vest and all accrued and unvested dividends on Performance Vesting Shares shall fully vest and be paid in lump sum.

All payments and benefits due to Mr. Tanger under the Employment Agreement are subject to reduction to the extent necessary to avoid Federal excise tax on certain “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended.

During the Contract Term and for a period of twenty-four (24) months thereafter (the “Restricted Period”), Mr. Tanger is generally prohibited from engaging in the management, development or construction of any factory outlet centers or competing retail commercial property or in any active or passive investment in property connected with a factory outlet center or a competing retail commercial property. Such prohibition, however, shall only apply after termination of employment with respect to properties that are within a fifty (50) mile radius of (1) any commercial property owned, leased or operated by the Company and/or related entities on the date of termination of Mr. Tanger's employment or (2) any commercial property which the Company and/or any related entity actively negotiated to acquire, lease or operate within the six (6)-month period prior to the date of termination of Mr. Tanger's employment. During the Restricted Period, Mr. Tanger will also be subject to certain restrictions on solicitation of employees and other service providers of the Company and/or related entities and solicitation of business partners and business affiliates of the Company and/or related entities.

The description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On February 24, 2012, the Company issued a press release announcing the closing on the term loan described above. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit 10.1
Term loan credit agreement dated February 24, 2012 between Tanger Properties Limited Partnership and Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Bank Securities, LLC, SunTrust Robinson Humphrey, Inc., and PNC Capital Markets LLC, as Joint Lead Arrangers, SunTrust Bank and PNC Bank, National Association, as Co-Syndication Agents, Regions Bank, as Documentation Agent and Wells Fargo Securities, LLC, as Sole Bookrunner.

Exhibit 10.2	Amended and restated employment agreement of Steven B. Tanger dated February 28, 2012.

Exhibit 99.1    Press release announcing closing on $250.0 million unsecured bank term loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 29, 2012

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.

Exhibit 10.1
Term loan credit agreement dated February 24, 2012 between Tanger Properties Limited Partnership and Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Bank Securities, LLC, SunTrust Robinson Humphrey, Inc., and PNC Capital Markets LLC, as Joint Lead Arrangers, SunTrust Bank and PNC Bank, National Association, as Co-Syndication Agents, Regions Bank, as Documentation Agent and Wells Fargo Securities, LLC, as Sole Bookrunner.

Exhibit 10.2	Amended and restated employment agreement of Steven B. Tanger dated February 28, 2012.

Exhibit 99.1    Press release announcing closing on $250.0 million unsecured bank term loan.